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                                                                   (Exhibit 11)

                         INTERNATIONAL PAPER COMPANY
               STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                   (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                 (UNAUDITED)




                                                     YEAR TO DATE
                                                     DECEMBER 31,
                                           -----------------------------------
                                             1996          1995          1994
                                           --------      --------      -------
NET EARNINGS                               $    303      $  1,153       $  357

Debenture interest savings, net of taxes,
  assuming conversion of convertible
  subordinated debentures                                       4         7
                                           --------      --------      -------
Primary net earnings                            303         1,157          364

Reduction in minority interest expense,
  net of taxes, assuming conversion of
  preferred securities of subsidiary              *             7
                                           --------      --------      -------

Fully diluted net earnings                 $    303      $  1,164      $   364
                                           --------      --------      -------
                                           --------      --------      -------

Earnings per common share                  $   1.04      $   4.50      $  1.43
                                           --------      --------      -------
                                           --------      --------      -------

Primary earnings per share                 $   1.04      $   4.45      $  1.42
                                           --------      --------      -------
                                           --------      --------      -------

Fully diluted earnings per share           $   1.04      $   4.41      $  1.42
                                           --------      --------      -------
                                           --------      --------      -------


PRIMARY SHARES

Average shares outstanding                    292.1         256.5        249.7

Shares assumed to be repurchased using
  long-term incentive plan deferred
  compensation at average market price         (0.9)         (0.8)        (0.6)

Shares assumed to be issued upon exercise
  of stock options, net of treasury
  buyback at average market price               1.2           1.0          0.9

Shares assumed to be issued upon
  conversion of convertible
  subordinated debentures                                     3.4          5.8
                                           --------      --------      -------

Primary shares                                292.4         260.1        255.8
                                           --------      --------      -------
                                           --------      --------      -------

FULLY DILUTED SHARES

Average shares outstanding                    292.1         256.5         249.7

Shares assumed to be repurchased using
  long-term incentive plan deferred
  compensation at period-end market
  price (if higher than average
  market price)                                (0.9)         (0.8)         (0.6)

Shares assumed to be issued upon exercise of
  stock options, net of treasury buyback at
  period-end market price (if higher than
  average market price)                         1.4           1.0           1.1

Shares assumed to be issued upon
  conversion of convertible
  subordinated debentures                                     3.4          5.8

Shares assumed to be issued upon
  conversion of prefered securities
  of subsidiary                                   *           3.8
                                           --------      --------      -------
Fully diluted shares                          292.6         263.9        256.0
                                           --------      --------      -------
                                           --------      --------      -------

Note: The company reports earnings per common share as the effect of dilutive securities is less than 3%.

      *The preferred securities of subsidiary were antidilutive for this period.